Exhibit 31.4

CERTIFICATION

I, Prashant Patel, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of TRxADE Health, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023	/s/ Prashant Patel
Prashant Patel
Interim Principal Financial/Accounting Officer
(Principal Financial and Accounting Officer)